UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2026

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2026, Customers Bancorp, Inc (the “Company”) announced that Stephen Wyremski has been appointed Executive Vice President, Chief Operating Officer (“COO”) of Customers Bank, the Company’s wholly owned subsidiary (the “Bank”), effective as of January 26, 2026.
Prior to joining Customers Bank, Mr. Wyremski, age 44, served as Managing Member of Silver Square Partners, where he provided finance-related management consulting and advisory services to financial institutions since 2024. In addition, from June 2024 to January 2026, he provided consulting services to the Bank related to finance and data modernization initiatives. From 2023 through 2024, Mr. Wyremski served as the Chief of Staff to the Chief Financial Officer of Flagstar Bank, following its acquisition of Signature Bank, where Mr. Wyremski served as Chief Financial Officer from 2021 through 2023. Prior to that, Mr. Wyremski spent 6 years as the Controller for Signature Bank. Mr. Wyremski is a graduate of Boston College, with a Bachelor of Science in Accounting and Finance, and is a Certified Public Accountant.
In connection with his appointment as COO, pursuant to the terms of an Offer Letter with the Bank, Mr. Wyremski is entitled to an annual base salary of $450,000, plus a discretionary bonus with a target of up to 125% of base salary, plus an enhanced discretionary performance bonus of up to an additional 25% of base salary. Mr. Wyremski is also entitled to receive a sign-on bonus equal to $450,000, which is subject to clawback in full or in part if Mr. Wyremski voluntarily terminates his employment or is terminated for cause prior to the second anniversary of his start date. Mr. Wyremski is also eligible to participate in the Bank’s health, welfare and other benefit programs, comparable to those of the Bank’s other executives. Following the completion of no more than two (2) years of continuous employment with the Bank, Mr. Wyremski will be eligible to participate in a Bank-provided SERP, on terms and conditions consistent with those applicable to other similarly situated executives, and as determined by the Bank in its sole discretion. Mr. Wyremski is subject to certain restrictive covenants that prohibit Mr. Wyremski from competing with the Bank or soliciting certain customers, clients, executives, board members, employees or vendors of the Bank during the period of his employment and for the 12-month period following termination of his employment. He is also subject to certain confidentiality, non-disclosure and assignment obligations with respect to the Bank’s proprietary information. Mr. Wyremski is also entitled to receive $425,000 as a final completion fee in connection with the consulting services he previously provided to the Bank.
The foregoing summary description of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.
There are no arrangements or understandings pursuant to which Mr. Wyremski was appointed as an officer, and there are no family relationships between Mr. Wyremski and any of the Company’s officers or directors.

Item 7.01     Regulation FD Disclosure.
On January 26, 2026, the Company issued a press release announcing the appointment of Mr. Wyremski to the role of Chief Operating Officer of the Bank. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, such information, including Exhibit 99.1, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in Item 7.01 of this this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed an admission as to the materiality of any information in Item 7.01 of this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 10.1	Offer Letter, dated as of January 8, 2026, by and between Customers Bank and Stephen Wyremski
Exhibit 99.1	Press Release dated January 26, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew B. Sachs
Name: Andrew B. Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: January 26, 2026

EXHIBIT INDEX

Exhibit	Description
Exhibit 10.1	Offer Letter, dated as of January 8, 2026, by and between Customers Bank and Stephen Wyremski
Exhibit 99.1	Press Release dated January 26, 2026